Carolina Trust BancShares, Inc. 8-K

Exhibit 99.1

CAROLINA TRUST BANCSHARES, INC. HOLDING COMPANY FOR: Investor Presentation September 2017 Exhibit 99.1

2 DISCLAIMER This presentation includes forward - looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 , including those identified by the words “may,” “will,” “should,” “could ,” “ anticipate,” “believe,” “continue,” “estimate,” “expect,” “forecast,” “intend,” “focused,” “plan,” “potential,” or “project” and similar expressions . These forward - looking statements are subject to known and unknown risks, uncertainties and other factors that could cause the actual results to differ materially from the statements, including, but not limited to : (i) deterioration in the financial condition of borrowers resulting in significant increases in loan losses and provisions for those losses ; (ii) continuation of the historically low short - term interest rate environment ; (iii) the inability of Carolina Trust Bank to maintain the historical growth rate with respect to its loans or deposits ; (iv) changes in loan underwriting, credit review or loss reserve policies associated with economic conditions, examination conclusions, or regulatory developments ; (v) effectiveness of Carolina Trust Bank’s asset management activities in improving, resolving or liquidating lower - quality assets ; (vi) increased competition with other financial institutions ; (vii) greater than anticipated adverse conditions in the national or local economies including the North Carolina market, particularly in commercial and residential real estate markets ; (viii) rapid fluctuations or unanticipated changes in interest rates on loans or deposits ; (ix) the results of regulatory examinations ; (x) the ability to retain large, uninsured deposits ; (xi) a merger or acquisition ; (xii) risks of expansion into new geographic or product markets ; (xiii) reduced ability to attract additional employees (or failure of such employees to cause their clients to switch their banking relationship to Carolina Trust Bank), to retain employees or otherwise to attract customers from other financial institutions ; (xiv) further deterioration in the valuation of other real estate owned and increased expenses associated therewith ; (xv) inability to comply with regulatory capital requirements, including those resulting from changes to capital calculation methodologies and required capital maintenance levels ; (xvi) risks associated with litigation, including the applicability of insurance coverage ; (xvii) the vulnerability of Carolina Trust Bank’s network and online banking portals to unauthorized access, computer viruses, phishing schemes, spam attacks, human error, natural disasters, power loss and other security breaches ; (xviii) the possibility of increased compliance costs as a result of increased regulatory oversight ; (xix) the development of additional banking products for Carolina Trust Bank’s corporate and consumer clients ; and (xx) changes in state and federal legislation, regulations or policies applicable to banks and other financial service providers, including regulatory or legislative developments . Any projections of future results of operations included herein are based on a number of assumptions, many of which are outside the control of Carolina Trust BancShares, Inc . and should not be construed in any manner as a guarantee that such results will in fact occur . These projections are subject to change and could differ materially from final reported results .

3 • Headquartered in Lincolnton, NC, near the center of the branch footprint • Recently completed 3 year strategic plan goals and developed a 2017 - 2019 Strategic Plan • Both Loans and Deposits had a Compounded Annual Growth Rate (“CAGR”) of 11% from 12 - 31 - 13 to 6 - 30 - 2017 INTRODUCTION Company Snapshot • Company: • Ticker (Exchange): • Headquarters: • Year Established: • Branches: • Assets: • Loans: • Deposits: • Tangible Common Eq.: • TCE / TA: • LTM Net Income: • LTM ROAA: • Stock Price: • Market Capitalization: • Price / Tangible Book: • Insider Ownership: Carolina Trust Bancshares Inc. / Carolina Trust Bank CART (Nasdaq) Lincolnton, NC 2000 9 Full - Service $390MM $324MM $331MM $29MM 7.56% 1 $874,000 0.23% $8.25 $38.4MM 130.3% 1 5.32% Overview and Recent Developments Branch Office Loan Production Office South Carolina North Carolina Charlotte Gastonia Forest City Lake Lure Hickory Mooresville Lincolnton Denver Vale Note: Financial data as of or for the period ended June 30, 2017; market data as of August 25, 2017 1 Note: See reconciliation of non - GAAP measures on p. 22 45 minutes to Charlotte 50 minutes to Asheville

4 CAROLINA TRUST AT A GLANCE • Carolina Trust Bank opened December 8, 2000 in Lincolnton, NC, its headquarters • Reorganized into Holding Company August 16, 2016 Parent Company – Carolina Trust BancShares, Inc. with headquarters in Lincolnton, NC Subsidiary Bank – Carolina Trust Bank • Leadership is well connected to industry Board/CEO/CFO experience at other and, in some cases, larger financial institutions CEO serves on Charlotte advisory board of the FRB – Richmond and served as Chairman of the North Carolina Bankers Association Chairman served on the North Carolina Banking Commission • $10 million subordinated debt issued on October 13, 2016 to invest in the bank • Nine branches across five North Carolina counties located north and west of Charlotte Locations include Gastonia (pop. 76,000), Hickory (41,000), Mooresville (40,000) • Experienced and talented commercial/small business bankers in each market • Core banking system conversion to SilverLake in April 2017 adds flexibility in product design • Online Banking / Mobile Banking / Person - to - Person payments • As of June 30, 2017 the company had $390 million in assets including $324 million in loans Funded by $331 million in deposits and $17 million in FHLB advances Supported by $30 million in equity and $10 million in subordinated debt

5 Executive Leadership Board of Directors EXPERIENCED LEADERSHIP AT CAROLINA TRUST BANCSHARES, INC. Jerry L. Ocheltree President & Chief Executive Officer Jerry L. Ocheltree has served as President and CEO of the Bank since January 2014 and of the Company since its inception in August 2016. Jerry has over 30 years of experience, including leadership roles as President and Chief Executive Officer for three banks. He served as the President and Chief Executive Officer of First Bancorp, the parent company of First Bank, previously located in Troy , North Carolina. He also held Chief Executive positions with Premier South Bank and First Virginia Bank, both of Wytheville, Virginia. In March 2016, he was appointed to a three year term on the board of directors of the Charlotte Branch of the Federal Reserve Bank of Richmond. He also served as Chair of the North Carolina Bankers Association for 2012 - 2013. Edwin E. Laws Chief Financial Officer & Executive Vice President Edwin E. Laws, CPA and CIA, has been the CFO and Executive Vice President of the Bank since March 2016 and of the Company since its inception in August 2016. From 2010 to 2016, Mr. Laws was a Senior Vice President - Finance at First Bank. From 1997 to 2009 Mr. Laws served as CFO of Yadkin Valley Bank and of predecessors Piedmont Bank and Main Street Bankshares. He received a bachelor’s degree with a double major in math and business from Wake Forest University in 1981. Later he completed accounting courses at the University of North Carolina at Charlotte in preparation for the CPA exam. Name Experience Johnathan L. Rhyne Jr. Chairman of the Board; Partner/Member in the Jonas Law Firm; appointed and served on the North Carolina State Banking Commission. Served four terms in the NC General Assembly, i ncluding service as the minority leader. Scott Craig Davis President of Gaston Electronics and of Gaston County Dyeing Machine Company. . Jim R. Watson Associate professor at University of North Carolina at Charlotte; President of WSRR Consulting; Managing Partner at Silo Investors, LLC; Retired Superintendent, Lincoln County Schools. Jerry L. Ocheltree President & CEO, Carolina Bank & Trust Bryan Elliott Beal President & CEO, Carolina Mills, Inc. Frederick P. Spach Jr. President and Chief Executive Officer of Carolina Brush Manufacturing Co., Gastonia, NC Ralph N. Strayhorn III Managing Partner of Cape Point Advisory Partners, LLC; spent the last 35 years as executive officer, board member, and consultant in community banking.

BRANCH FOOTPRINT

Commentary

- Carolina Trust Bank (the "Bank") operates 9 full-service branches across the piedmont and foothills of NC
- The Bank is headquartered in Lincolnton, NC and has the #2 deposit market share with 19% of deposits in Lincoln County as of June 30, 2016
- Lincoln County is located approximately 30 miles northwest of Charlotte, NC – a key growth hub in the Southeast
- The Bank opened the Lake Lure and Hickory branches in 2015, the Mooresville branch in 2017, and is gaining traction quickly in those markets
- Long-term growth strategy includes strengthening the Bank's position in current markets and expanding to contiguous markets in and around the Charlotte market



Hickory
Vale
Lake Lure
Mooresville
Lincolnton
Forest City
Charlotte
Gastonia
Raleigh
Branch Office

Branch Deposits (ranked by 6/30/2017 deposits)

City	Opened	6/30/2014	6/30/2015	6/30/2016	6/30/2017	GAGR 6/30/14 to 6/30/17
Lincolnton-Main	12/08/2000	$97	$128	$146	$139	13%
Gastonia*	06/20/2004*	75	78	75	79	2%
Denver	09/23/2004	27	29	41	31	5%
Forest City	07/08/2013	4	5	14	18	69%
Hickory	03/09/2015	-	3	7	18	NM
Vale*	05/18/1998*	15	16	16	17	4%
Lincolnton-West	09/16/2002	13	13	12	12	-2%
Lake Lure	03/02/2015	-	4	12	12	NM
Mooresville	05/30/2017	-	-	-	5	NM
Total		$231	$276	$323	$331	13%

* Vale office acquired in 2003 and Gastonia office acquired in 2009 from other financial institutions.

Carolina Trust BancShares, Inc.
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SURVEYING OUR MARKETS (JUNE 30, 2017 LOANS & DEPOSITS IN $ MILLIONS)

Markets	Projected Growth: Populaton and Median Household Income	CTB Loans	CTB Deposits	Nbr. of Branches Deposits per Branch For All Banks**
Lincolnton -Manufacturing: Timken (hub assemblies), Robert Bosch Tool (packaging), Cataler (automotive catalysts)	Population 10,694 Proj. Pop. growth 0.40% Proj. HH Inc. growth 1.94%	Main $74 West Br 7 Total $81	$139 12 $151	9 branches $53 dep. per branch
Gastonia -Automotive related manufacturing -Stowe Botanical Gardens	Population 79,083 Proj. Pop. growth 0.87% Proj. HH Inc. growth 1.55%	$81	$79	22 branches $62 dep. per branch
Hickory -Furniture, telecommunications equipment -Lenoir Rhyne University -Apple data center (in nearby Maiden, NC)	Population 41,854 Proj. Pop. growth 0.46% Proj. HH Inc. growth 1.10%	$55	$18	29 branches $61 dep. per branch
Lake Norman (i.e. cities of Denver and Mooresville) -Lowes headquarters -NASCAR teams -Davidson College	Population 46,081 Proj. Pop. growth 1.51% Proj. HH Inc. growth 2.35%	Denver $28 Mooresville 49 Total $77	$31 5 $36	41 branches $51 dep. per branch
Rutherford County (i.e. cities of Forest City and Lake Lure) -Tourism and Equestrian Center -Facebook data center	Population 8,679 Proj. Pop. growth 0.49% Proj. HH Inc. growth 0.86%	Forest City $24 Lake Lure 5 Total $29	$18 12 $30	12 branches $32 dep. per branch
North Carolina	Population 10,300,541 Proj. Pop. growth 0.98% Proj. HH Inc. growth 1.73%			1,473 branches[1] $51 dep. per branch[1] [1][excludes Bank of America, BB&T, Wells Fargo, Pacific Western Bank (formerly Square 1), Live Oak Bank, Woodforest National, and FSNB (in military and Walmart locations)]

* Note: Information presented in the table **excludes the Vale, NC** branch located in western Lincoln County.

**Note: Market data from SNL derived from June 30, 2016 Summary of Deposit reports submitted to the FDIC, which is the latest data available.

Carolina Trust BancShares, Inc.

7

STRONG MARKET SHARE

Commentary

- Carolina Trust is the #2 bank by deposits in Lincoln County, NC
- Strong community involvement and brand recognition continue to drive franchise growth
- The Charlotte market shows great promise for business growth moving forward
- Charlotte ranked 9th in Glassdoor's June 2015 "Recovery Index", which is a measure of growth in employment, new jobs, and wages
- The headquarters and Denver (Lake Norman) offices are both approximately 25 miles northwest of Charlotte's Douglas International Airport

Lincoln, North Carolina Market Share

($000's in thousands)		2016		
Institution	Rank	Number of Branches (#)	Deposits ($000s)	Percent of Deposits (%)
First FSB of Lincolnton	1	4	$308,292	27.6
Carolina Trust BancShares, Inc.	**2**	**4**	**215,238**	**19.3**
Bank of America Corp.	**3**	**2**	**157,070**	14.1
Fifth Third Bancorp	4	3	143,318	12.8
Peoples Bancorp of NC, Inc.	5	3	100,439	9.0
BB&T Corp.	6	2	97,137	8.7
First Citizens BancShares, Inc.	7	2	71,818	6.4
Carter Bank & Trust	8	1	11,166	1.0
Bank of the Ozarks	9	1	10,591	0.9
Woodforest Financial Group, Inc.	10	1	2,461	0.2
Market Total		**38**	**$1,117,530**	**100%**

Charlotte Market Share

($000's in thousands)		2016		
Institution	Rank	Number of Branches (#)	Deposits ($000s)	Percent of Deposits (%)
Bank of America Corp.	1	61	$149,574,346	74.47
Wells Fargo & Co.	2	90	30,559,908	15.22
BB&T Corp.	3	70	5,952,222	2.96
Fifth Third Bancorp	4	39	2,328,805	1.16
First Citizens BancShares, Inc.	5	46	2,296,417	1.14
South State Corporation	6	27	1,515,336	0.75
SunTrust Banks, Inc.	7	32	1,470,878	0.73
F.N.B. Corp.	8	16	837,513	0.42
First Horizon National Corp.	9	16	674,250	0.34
Carolina Trust BancShares Inc.	**15**	**6**	**290,453**	**0.14**
All Others	30	131	5,348,107	2.66
Market Total		**534**	**$200,848,235**	**100%**

Source: SNL Financial LC

Carolina Trust BancShares, Inc.

8

9 5 - Year Projected Population Growth Household Income Detail Commentary • The markets we currently operate in have a higher projected population growth than the national average • North Carolina is consistently recognized as one of the fastest growing and most business - friendly states in the country • Core markets are expected to have strong population and income growth. The greater Charlotte area provides strong growth opportunities $69,785 $60,729 $81,255 $69,508 $80,853 5.6% 7.9% 9.7% 7.5% 8.2% $0 $20,000 $40,000 $60,000 $80,000 $100,000 Lincoln County Gaston County Charlotte MSA North Carolina United States Income Income Growth 4.2% 4.2% 7.2% 5.0% 3.8% 0.0% 2.0% 4.0% 6.0% 8.0% Lincoln County Gaston County Charlotte MSA North Carolina United States ATTRACTIVE MARKET DEMOGRAPHICS Source : SNL Financial LC, Charlotte Chamber of Commerce #19 Best Places for Business #3 Most Attractive Real Estate Market #15 Best Place to Live in the USA #13 Fastest Growing City in USA #9 STEM Job Growth Rate #2 Growth in Number of Small Businesses #1 Top Tech Momentum Market #1 City for Most 1 - Way Moving Truck Rentals Market Accolades

10 Commentary Gross Loans ($millions) • Loans grew at a CAGR of 11% from December 31, 2013 thru June 30, 2017 • Increase in total loans outstanding of $12.7 million (“MM”) during Q2 2017, for an annualized growth rte of 17% • During Q2 2017, loan originations totaled $31.8MM as compared to $15.1MM in Q2 2016 • The loan production pipeline is up year - over - year and quarter - over - quarter • Disciplined loan pricing for both rate and fees contributed to a strong interest margin despite higher than average cost of funds Loan Portfolio Mix (6/30/2017) ($millions) LOAN GROWTH Yield on loans for YTD ended June 30, 2017 Data as of June 30, 2017 (1) $0 $50 $100 $150 $200 $250 $300 $350 $400 2012 2013 2014 2015 2016 2017 $222 $224 $245 $292 $309 $324 Loan Type Balance % Total CRE $148.3 46% Total 1 - 4 Family 84.9 26% C&I 41.4 13% C&D 28.0 9% Multi - family 11.5 4% All Other 10.2 3% Total $324.3 100% Yield on Loans YTD 5.06% As of December 31, 2012 thru 2016 and as of June 30, 2017 Total 1 - 4 Family 84.9 26% Total CRE $148.3 46% Multi - family $11.5 3% C&D $28.0 9% C&I $41.5 13% All Other $10.2 3%

11 Commentary Deposit Growth ($ millions) • Deposits grew at 11% CAGR from December 31, 2013 to June 30, 2017 • $7.7 million increase in deposits during Q2 2017 represented an annualized growth rate of 10% • Non - interest bearing deposits grew 2.6x faster than interest bearing deposits since December 31, 2013 as the Bank focused on a more optimal funding mix • Non - interest bearing deposits represented 13% of total deposits at June 30, 2017 as compared to 9% in at December 31, 2013 • Management continues to emphasize the importance of core deposit growth as it decreases reliance on brokered deposits Gross Deposit Growth ($ millions) DEPOSIT GROWTH (1) Cost of Total Deposits for YTD ended June 30, 2017 Data as of June 30, 2017 Deposit Type Balance % Non - Interest Demand $ 44.4 13% Interest Demand 113.4 34% Savings 20.7 6% Retail Time Deposits 60.5 18% Jumbo Time Deposits 91.9 28% Total $330.9 100% Cost of Total Deposits 0.74% $217.4 $208.3 $213.2 $252.2 $280.1 $286.1 $16.5 $20.6 $24..0 $32.6 $38.6 $44.8 $233.9 $228.9 $237.2 $284.8 $318.7 $330.9 $0 $70 $140 $210 $280 $350 2012 2013 2014 2015 2016 2017 YTD Interest Bearing Non - Interest Bearing Non - Interest Demand $44.4 14% Interest Demand $113.4 34% Savings $20.7 6% Retail Time Deposits $60.5 18% Jumbo Time Deposits $91.9 28%

12 EARNINGS PROFILE ($000 in thousands) Net Income to Common Shareholders ($ thousands) ($000 in thousands) Commentary • 2012 - Loan production office (“LPO”) opened in Hickory • 2013 – Converted Forest City LPO to a full service branch • 2014 – LPO opened in Mooresville • 2015 - Opened a de novo branch in Lake Lure and converted Hickory LPO to a full service branch • 2016 – 2017 Core banking system conversion to Jack Henry SilverLake • 2017 – Relocated the Hickory branch; consolidated the Boger City Branch; converted the Mooresville LPO to a full service branch. -$3,000 -$1,000 $1,000 $3,000 $5,000 $7,000 2012 2013 2014 2015 2016 2017 $146 ($1,639) $6,630 $824 $1,119 $407 6 months After deducting interest expense on subordinated debt, net of tax of $238 After deducting: Preferred stock dividends of $222 and interest expense on subordinated debt, net of tax of $105 For the Years Ended December 31, 2012 thru 2016 and for the Six Months Ended June 30, 2017 Includes reversal of deferred tax allowance of $5,400

13 NET INTEREST INCOME & NON INTEREST INCOME Net Interest Income ($000 in thousands) Non - Interest Income ($000 in thousands) $1,061 $1,281 $1,019 $936 $1,109 $1,174 $630 $0 $300 $600 $900 $1,200 $1,500 2011 2012 2013 2014 2015 2016 2017 YTD Commentary • Management remains focused on business development efforts to generate additional sources of non - interest income • Investment in BOLI in February added tax exempt non - interest income • Core banking system conversion will allow for more customization of deposit products to add customer value and to generate more service charge income $8,964 $10,461 $10,675 $11,091 $12,594 $13,350 $6,674 $0 $3,000 $6,000 $9,000 $12,000 $15,000 2011 2012 2013 2014 2015 2016 2017 YTD $1,260 $13,348 Annualized Annualized

14 Yield, Cost, and NIM NET INTEREST MARGIN Commentary • Net interest margin, declined from 4.20% in 2015 to 3.80% in 2016 in 3.76% for YTD 2017 as a result of various factors: • Liquidity initiative to increase overnight funds as a percentage of earning assets in conjunction with strong loan growth • Higher yielding bonds were called by issuers in early 2016 • $10 million in subordinated debt was issued in October 2016 • The 2017 YTD net interest margin of 3.76% compares favorably to 3.62% and 3.50%, respectively for NC and US listed companies with assets between $300 million and $1 billion. Yield on Earning Assets Net Interest Margin Cost of Deposits 5.22% 5.06% 5.09% 4.97% 4.62% 4.70% 4.10% 4.22% 4.33% 4.20% 3.80% 3.76% 1.07% 0.83% 0.75% 0.78% 0.79% 0.74% 0.00% 1.00% 2.00% 3.00% 4.00% 5.00% 6.00% 2012 2013 2014 2015 2016 2017 YTD Cost of Deposits Net Interest Margin Yield on Earning Assets

15 Commentary Net Operating Expense / Average Assets 1 Efficiency Ratio 1 2.39% 2.27% 3.17% 3.02% 3.15% 2.87% 2.83% 0.00% 0.90% 1.80% 2.70% 3.60% 2011 2012 2013 2014 2015 2016 2017 YTD 75.9% 64.8% 82.0% 75.9% 81.8% 81.1% 82.8% 0.0% 20.0% 40.0% 60.0% 80.0% 100.0% 2011 2012 2013 2014 2015 2016 2017 YTD • Net operating expense improved to 2.83% YTD 2017 from 3.15% in 2015 as management leveraged administrative, operations and information technology infrastructure during a period of strong asset growth • Incurred $153k of data processing expenses and $29k of overtime wages in the first half of 2017 that were related to core banking system conversion completed in Q2 2017 • Incurred $89k in professional fees for outsourced CFO services in the first four months of 2016 prior to hiring the current CFO • Management is focused on continuing to grow while taking steps to improve efficiency - • Consolidated the Boger City office in March 2017 • Reallocated retail personnel to more dynamic markets • In process of transitioning to a universal banker format to improve customer experience and reduce expenses EXPENSE PROFILE 1 Note: See reconciliation of non - GAAP measures on pages 23 and 24

16 9.75% 10.89% 10.89% 11.83% 7.56% 0.00% 3.00% 6.00% 9.00% 12.00% Tier 1 Leverage Ratio Common Equity Tier 1 Ratio Tier 1 Capital Ratio Total RBC Ratio TCE / TA CAPITAL ADEQUACY Commentary • Capital for the Bank exceeded “well - capitalized” requirements for each of the four primary capital levels monitored by state and federal regulators • The Bank redeemed all $2.6M of outstanding preferred stock at par in December 2016 after the Company invested $8.8M in the Bank’s common equity • Source of funds for investment in the Bank was $10M in subordinated debt that was issued in October 2016 Bank Level Regulatory Capital HoldCo. Capital 5.00% 8 .00% 6.50% 10.00%

17 Commentary Asset Quality Detail • Nonperforming assets have declined every year since 2012 • NPAs have declined 72% since 2012, while loans have grown 46% during the same period • We have successful shed our balance sheet of $3.6MM of OREO assets since 2012 $6,297 $8,484 $3,286 $3,991 $2,047 $2,628 $2,716 $4,359 $4,169 $3,908 $2,048 $1,994 $1,011 $583 $517 $175 $117 $247 $181 $10,658 $12,653 $7,711 $6,214 $4,158 $3,886 $3,480 $0 $3,000 $6,000 $9,000 $12,000 $15,000 2011 2012 2013 2014 2015 2016 2017 YTD 90 Days PD OREO Non-Accrual Loans (NPAs including accruing TDRs* and 90 Days PD) / Assets and ALLL / Gross Loans ($000 in thousands) IMPROVING CREDIT QUALITY 5.13% 5.57% 3.96% 3.57% 2.66% 2.27% 1.99% 2.08% 2.16% 1.82% 1.64% 1.27% 1.10% 0.99% 0.00% 2.00% 4.00% 6.00% 8.00% 2011 2012 2013 2014 2015 2016 2017 YTD (Nonaccruals + 90 Days PD + OREO + TDRs* ) / Assets LLR / Gross Loans Source of data is SNL. *Note: TDRs, abbreviation for troubled debt restructured loans, are loans in which the original contract terms have been mod ifi ed due to a borrowers financial condition or there has been a transfer of assets in full or partial satisfaction of the loan.

18 $0.34 $0.08 $0.25 $0.20 $0.26 $0.14 $0.00 $0.07 $0.14 $0.21 $0.28 $0.35 2012 2013 2014 2015 2016 2017 YTD Commentary Well Positioned for Future Tangible Book Value Per Share 1 • Tangible book value has grown consistently since 2013 • The Bank’s commercial and retail professionals continue to maintain a pipeline that provides opportunities for future asset growth and earnings streams even as loan repayments continue at a steady pace • Building the franchise in and around our current markets is expected to fuel growth and maximize returns for shareholders. • Expense management and core deposit growth are priorities. FOCUS ON SHAREHOLDER RETURNS Pre - Provision Earnings Per Share 1 $0.28* $4.75 $4.18 $5.82 $5.96 $6.22 $6.33 $4.00 $5.00 $6.00 $7.00 2012 2013 2014 2015 2016 2017 YTD 1 Note: See reconciliation of non - GAAP measures on pages 26 and 27 Annualization

19 Appendix

20 FINANCIAL HIGHLIGHTS For the period ended: December 31, June 30, 2012 2013 2014 2015 2016 2017 Balance Sheet ($000s) Total Assets 271,051 266,435 293,041 334,049 374,917 390,168 Total Gross Loans 221,480 223,891 244,646 292,362 308,492 324,349 Total Deposits 233,861 228,885 237,176 284,794 318,665 330,893 Total Common Equity 22,421 19,681 27,227 27,884 29,033 29,573 Profitability (%) ROAA 0.08 (0.54) 2.53 0.33 0.36 0.21 ROATCE 1 1.0 (7.7) 31.0 3.2 4.0 2.9 Net Interest Margin 4.10 4.22 4.33 4.20 3.80 3.76 Efficiency Ratio 1 65 82 76 82 81 83 Asset Quality (%) NPA (Excl. TDRs) / Assets 4.67 2.70 2.06 1.21 0.97 0.85 NCOs / Avg. Loans 0.89 1.36 (0.01) 0.00 0.10 0.25 Loan Loss Reserves / Gross Loans 2.16 1.82 1.64 1.27 1.10 0.99 Capital Adequacy (%) Tang. Common Equity / Tang. Assets 1 8.1 7.3 9.2 8.3 7.7 7.6 Leverage Ratio 8.6 8.2 9.0 8.5 9.6 9.8 Tier 1 Capital Ratio 10.6 9.5 9.8 9.1 11.4 10.9 Total RBC Ratio 11.9 10.8 11.0 10.3 12.5 11.8 Per Share Information ($) Common Shares Outstanding (Actual) 4,634,482 4,634,702 4,635,422 4,646,225 4,650,808 4,654,880 Basic Tangible Book Value per Share 1 $4.75 $4.18 $5.82 $5.96 $6.22 $6.33 Basic EPS $0.03 ($0.35) $1.43 $0.18 $0.24 $0.09 1 Note: See pages 22 - 27 for reconciliation of non - GAAP financial measures

21 0.00% 10.00% 20.00% 30.00% Consumer loans (not real estate… Commercial & industrial Loans Commercial RE non-owner occupied Commercial RE owner occupied Multifamily Closed-end 1-4 family (commercial… Closed-end 1-4 family (consumer) Home equity lines of credit Farmland & farm equipment Other construction, land & land… 1-4 family residential construction 6/30/2017 12/31/2016 12/31/2015 12/31/2014 As of Total Loans ($ millions) 6/30/17 $324,349 12/31/16 308,492 12/31/15 292,362 12/31/14 244,646 LOAN TYPE % OF TOTAL LOAN PORTFOLIO FOR YEARS ENDED DECEMBER 31, 2014 THRU 2016 AND FOR JUNE 30, 201 7

22 RECONCILIATION OF NON - GAAP MEASURES On page 3, the presentation refers to TCE / TA as 7.56% and Price / Tangible Book as 130.3% as of June 30, 2017. The compone nts of these non - GAAP ratios are shown below: June 30, 2017 ($000s) TCE (Tangible common equity) / TA (Tangible assets): Total stockholders’ equity $ 29,573 Less: Core deposit intangible (94) Tangible common equity (“TCE”) 29,479 Total assets 390,168 Less: Core deposit intangible (94) Tangible assets (“TA”) $390,074 TCE / TA 7.56% Price / Tangible Book: Closing stock price per share as of August 25, 2017 $8.25 per share Tangible book value per share: Tangible Common Equity (from table above) $ 29,479 Number of shares (in 000s) 4,654.880 Tangible book value per share $ 6.33 Price / Tangible Book: 8.25 / 6.33 = 130.3%

23 RECONCILIATION OF NON - GAAP MEASURES On page 15, the presentation includes a graph of Net Operating Expense / Average Assets for the years ended December 31, 2011 th ru 2016 and for the six months ended June 30, 2017. The components of this non - GAAP ratio are shown below: ($000s) Year 2011 Year 2012 Year 2013 Year 2014 Year2015 Year 2016 YTD thru June 30, 2017 Net operating expense / Average assets Net operating expense: Noninterest expense $9,308 $9,158 $10,857 $9,789 $11,751 $12,321 $6,484 Less: foreclosed asset expense - 1,581 - 1,443 - 1,172 - 586 - 472 - 493 - 261 Less: core deposit intangible - 116 - 104 - 92 - 80 - 68 - 56 - 23 Less: noninterest income - 1,061 - 1,281 - 1,019 - 936 - 1,109 - 1,174 - 630 Less: core conversion DP expenses - 0 - - 0 - - 0 - - 0 - - 0 - - 0 - - 153 Net operating expense $6,550 $6,330 $8,574 $8,187 $10,102 $10,598 $5,417 Average assets: $274,279 $279,287 $270,441 $271,016 $320,954 $369,286 $382,512 Net operating expense / average assets 2.39% 2.27% 3.17% 3.02% 3.15% 2.87% 1.416% Annualization factor 1 1 1 1 1 1 2 Net operating expense / average assets annualized and reported on page 15 2.39% 2.27% 3.17% 3.02% 3.15% 2.87% 2.83%

24 RECONCILIATION OF NON - GAAP MEASURES On page 15, the presentation includes a graph of Efficiency Ratios for the years ended December 31, 2011 thru 2016 and for th e s ix months ended June 30, 2017. The efficiency ratio is calculated by dividing operating expense by operating revenues. The components of this non - GAAP ratio a re shown below: ($000s) Year 2011 Year 2012 Year 2013 Year 2014 Year2015 Year 2016 YTD thru June 30, 2017 Efficiency Ratio: Operating Expense / Operating Revenue Operating expense: Noninterest expense $9,308 $9,158 $10,857 $9,789 $11,751 $12,321 $6,484 Less: foreclosed asset expense - 1,581 - 1,443 - 1,172 - 586 - 472 - 493 - 261 Less: core deposit intangible - 116 - 104 - 92 - 80 - 68 - 56 - 23 Less: core conversion DP expenses - 0 - - 0 - - 0 - - 0 - - 0 - - 93 - 153 Operating expense $7,611 $7,611 $9,593 $9,123 $11,211 $11,772 $6,047 Operating revenue: Net interest income $8,964 $10,461 $10,675 $11,091 $12,594 $13,350 $6,674 Noninterest income 1,061 1,281 1,019 936 1,109 1,229 630 Less: gain on sale of securities - 0 - - 0 - - 0 - - 0 - - 0 - - 55 - 0 - Operating revenue $10,025 $11,742 $11,694 $12,027 $13,703 $14,524 $7,304 Efficiency Ratio as reported on page 15 75.9% 64.8% 82.0% 75.9% 81.8% 81.1% 82.8%

25 RECONCILIATION OF NON - GAAP MEASURES On page 18, the presentation includes a bar graph of Tangible Book Value Per Share as of December 31, 2012 thru 2016 and as o f J une 30, 2017. Tangible book value per share is calculated by dividing tangible common equity by the number of common shares outstanding. The components of this non - GAAP ratio are shown below: As of ($000s) except number of shares and per share data 12 - 31 - 2012 12 - 31 - 2013 12 - 31 - 2014 12 - 31 - 2015 12 - 31 - 2016 6 - 30 - 2017 Tangible book value per share: tangible common equity / number of common shares outstanding Tangible common equity : Common equity $22,421 $19,681 $27,227 $27,884 $29,033 $29,573 Less: core deposit intangible - 415 - 323 - 242 - 174 - 117 - 94 Tangible common equity $22,006 $19,358 $26,985 $27,710 $28,916 $29,479 Number of common shares outstanding 4,634,482 4,634,702 4,635,422 4,646,225 4,650,808 4,654,880 Tangible book value per share as reported on page 18 $4.75 $4.18 $5.82 $5.96 $6.22 $6.33

RECONCILIATION OF NON-GAAP MEASURES

On page 18, the presentation includes a bar graph of Pre-Provision Earnings Per Share for the years ended December 31, 2012 through 2016 and for the six months ended June 30,2017. The components of this non-GAAP ratio are shown below:

($000s) except number of shares and per share data	Year 2012	Year 2013	Year 2014	Year 2015	Year 2016	YTD thru June 30, 2017
Pre-Provision Earnings Per Share: Net income available to common shareholders adjusted for loan loss provision (recovery), nonrecurring core system conversion expenses and for securities gains						
Pre-tax income	$217	-$1,448	$2,318	$2,222	$2,218	$605
Provision for loan losses	2,367	2,285	-80	-270	-27	215
Non-recurring core system conversion expenses	-0-	-0-	-0-	-0-	93	153
Less: securities gains	-0-	-0-	-0-	-0-	-55	-0-
Adjust pre-provision pre-tax income	2,584	837	2,238	1,952	2,229	973
Tax rate Effective tax rate for based on permanent tax differences. Excludes deferred tax allowance adjustments and other deferred tax adjustments due to changes in state income tax rates	37%	35%	37%	39% High non-deductible stock option expense	36%	32% Increased tax-exempt BOLI income
Less: Income taxes	-956	-293	-828	-761	-802	-311
Less: Preferred dividends	-71	-191	-227	-234	-222	-0-
Pre-provision net income	1,557	353	1,183	957	1,205	662
Average diluted common shares	4,635,954	4,634,565	4,678,108	4,685,814	4,697,765	4,728,495
Pre-provision earnings per share	**$0.34**	**$0.08**	**$0.25**	**$0.20**	**$0.26**	**$0.14**

Carolina Trust BancShares, Inc.

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27 RECONCILIATION OF NON - GAAP MEASURES On page 20, the presentation includes profitability ratio identified as ROATCE (return on average tangible common equity). T he components of this ratio are net income adjusted for amortization of intangibles divided by common equity adjusted to exclude intangibles. The components of t his non - GAAP ratio are shown below: ($000s) Year 2012 Year 2013 Year 2014 Year 2015 Year 2016 YTD thru June 30, 2017 ROATCE: Return on average tangible common equity Net income available to common shareholders $146 - $1,639 $6,630 $824 $1,119 $407 Core deposit intangible amortization, adjusted for income tax 68 60 52 44 36 15 Adjusted net income available to common shareholders $214 - $1,579 $6,682 $868 $1,155 $422 Average common equity $22,852 $20,949 $21,850 $27,666 $28,810 $29,332 Less: Average core deposit intangible - 466 - 368 - 282 - 207 - 145 - 106 Adjusted average tangible common equity $22,386 $20,581 $21,568 $27,459 $28,665 $29,226 Annualization factor for periods less than one year 2 ROATCE : Return on average tangible common equity 1.0% - 7.7% 31.0% 3.2% 4.0% 2.9%